EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officers of Korn Ferry, a Delaware corporation (the ‘Company’), hereby certify that, to the best of their knowledge:

(a) the Quarterly Report on Form 10-Q for the quarter ended July 31, 2019 (the ‘Report’) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 6, 2019

By:	/s/ GARY D. BURNISON
Name:	Gary D. Burnison
Title:	Chief Executive Officer and President

By:	/s/ ROBERT P. ROZEK
Name:	Robert P. Rozek
Title:	Executive Vice President, Chief Financial Officer, and Chief Corporate Officer